Calculation of Filing Fee Tables
S-3
STERIS plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.650% Senior Notes due 2033	457(r)	750,000,000		$ 748,365,000.00	0.000087	$ 65,107.75
Fees to be Paid	2	Debt	Guarantees of 5.650% Senior Notes due 2033	Other				0.000087	$ 0.00
Fees to be Paid	3	Debt	5.875% Senior Notes due 2036	457(r)	750,000,000		$ 748,890,000.00	0.000087	$ 65,153.43
Fees to be Paid	4	Debt	Guarantees of 5.875% Senior Notes due 2036	Other				0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,497,255,000.00		$ 130,261.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 130,261.18
Offering Note
[1]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" included as Exhibit 107 to the Registrants' Registration Statement on Form S-3 (File Nos. 333-299875, 333-299875-01, 333-299875-02 and 333-299875-03) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The senior notes are issued by STERIS Irish FinCo Unlimited Company.

[2]	The senior notes issued are fully and unconditionally guaranteed by STERIS plc, STERIS Limited and STERIS Corporation. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby. Refer also to footnote (1).

[3]	Refer to footnote (1).

[4]	Refer to footnotes (1) and (2).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 1,500,000,000. The maximum aggregate offering price of the securities to which the prospectus relates is $1,497,255,000.00. The prospectus is a final prospectus for the related offering.